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                                                                    EXHIBIT 23.3


        CONSENT OF CHARTERED ACCOUNTANTS FOR JARRAH TECHNOLOGIES LIMITED



We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-39185, 33-36975, 33-44301, 33-42495, 333-13707
and 333-16313) of Borland International, Inc. of our report dated September 3, 1996, with respect to the consolidated financial statements of Jarrah Technologies Pty. Limited for the year ended December 31, 1994, which are not presented separately in Borland International, Inc.'s Form 10-K for the year ended March 31, 1997.


William Buck & Company
Chartered Accountants

Sydney, Australia
June 30, 1997